                                      PROXY

                               eMAGIN CORPORATION



       PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR AND ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON JUNE 16, 2001

The undersigned hereby appoints [__ __ _] and [__ __ _], and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of shares of stock of eMagin Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Board Room of the American Stock Exchange, 86 Trinity Place, New York, New York, on Monday, July 16, 2001, at 10:00 a.m. local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would posses if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

The undersigned instructs each of said Proxies, or their substitutes, to vote as specified by the undersigned and to vote in such manner as they may determine on any other matters that may properly come before the meeting as indicated in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

1. Election of Directors:
                                   Nominees: Claude Charles, Ajmal Khan,
                                             Gary W. Jones,  N.Dadomar Reddy,
                                             Jack Rivkin and Martin Solomon

|_| FOR all nominees                         |_| TO WITHHOLD AUTHORITY TO VOTE
                                                 for all nominee(s) listed below
                                                 (write such

|_| WITHOLD AUTHORITY for all nominees nominee(s) name(s) below):

                                            ------------------------------------

                                                  FOR        AGAINST     ABSTAIN
2. Proposal to ratify appointment of Arthur       |_|          |_|         |_|
   Anderson LLP as independent public
   accountants and auditors for the 2001 fiscal year.

                                                          FOR   AGAINST  ABSTAIN
3. Proposal to approve the reincorporation of the         |_|     |_|      |_|
   Company in Delaware

4. Proposal to approve amendment of the Company's 2001    |_|     |_|      |_|
   Stock Option Plan.

5. Proposal to approve adoption of the eMagin Corporation |_|     |_|      |_|
   2001 Employee Stock Purchase Plan


-----------------------------------------------------------------------------.
Signature

NOTE: Please sign exactly as your name appears hereon. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in full corporate name by the authorized officer.

TO VOTE BY TELEPHONE:
---------------------
Call the toll free number listed below.

You will be asked to enter a CONTROL NUMBER located at the bottom of this form.

OPTION A: To vote as the Board of Directors recommends on ALL proposals: Press 1

OPTION B: If you choose to vote on each item separately, Press 0. You will hear these instructions:

ITEM 1 To vote FOR ALL nominees, press 1: to WITHHOLD FOR ALL nominees, press 9; TO WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

ITEM 2 To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted. When asked, you must confirm your vote by pressing 1.

TO VOTE BY INTERNET:

Connect to the website listed below. You will be asked to enter a control number which is located at the bottom of this form. Then follow the instructions. THE WEBSITE for voting is www.proxyvoting.com DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

CALL **TOLL-FREE** 1-800-676-5925 ON A TOUCH-TONE TELEPHONE - ANYTIME. There is no charge to you for this call.

                                                                  Control Number

                                                   For Telephone/Internet Voting